Exhibit 99.2
ION Earnings Call Q2 2011 Earnings Call Presentation August 3, 2011

Earnings Call Introduction Corporate Participants & Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact DRG&L at 713 529 6600. If you would like to listen to a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website - www.iongeo.com for approximately 12 months. BOB PEEBLER ION Geophysical Corporation BRIAN HANSON ION Geophysical Corporation

Earnings Call Introduction FORWARD-LOOKING STATEMENTS The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Sequential improvement and introduction of Integrated Solutions Toolkit - Q2 2011

Quarterly Highlights Q2 2011 Improved first half 2011 results compared to 2010. Slow recovery of data processing pipeline of business. Anticipate improved data processing results in the second half of the year as the pipeline grows. Strong performances of new ventures and data libraries. Increased penetration of new ventures in shale plays. Strong performance of DigiFIN and DigiBIRD in our marine business. INOVA's contributions expected to turn positive by mid-2012. Introduction of next generation Firefly, new Cable and Node systems in Q4. Sequential improvement expected in Q3 and Q4.

Financial Overview Q2 2011 ION delivers $0.02 of diluted EPS for the second quarter. Revenues of $89 million for the quarter with year-to-date revenues of $179 million compared to $164 million for the prior period. Excluding Legacy Land Systems (INOVA), year-to-date revenues increased 21% to $179 million compared to $148 million. Multi-client revenues grew 107% for the first half of 2011 compared to the prior period driven by strong interest in our multi-client programs in Northeast Greenland, East Africa, Brazil and the Gulf of Mexico. Solutions backlog grew for the third consecutive quarter with 11% growth over prior quarter. Year-to-date multi-client investment of $46 million, or approximately 40% of the full-year expected investment of $110 million to $130 million. EBITDA increased 61% to $26 million for the second quarter and 77% to $57 million for the first half of the year. Cash from operations of $61 million increased 200%. Financial performance for 2011 is expected to be back-end loaded. ION delivers Q2 EPS of $0.02 and reiterates 2011 financial performance to be back-end loaded. [ 6 ]

Financial Overview Trailing Twelve Month (TTM) Revenue Comparison $ Millions [ 7 ] Including Legacy Land Systems Excluding Legacy Land Systems Solutions Systems Software $ Millions

Solutions Segment Q2 2011 Financial Overview Revenue by Type Multi-client CapEx Investment Solutions Backlog $ Millions $ Millions Q1 2011 $105 M Actual Investment Minimum Forecasted Investment Data Processing Data Libraries New Ventures Q2 2011 $117 M Q4 2010 $81 M Revised Minimum Forecasted Investment

Data Processing - Gulf of Mexico Trends Q2 2011 Financial Overview

Software Segment Q2 2011 Financial Overview £ Millions Revenue by Type (GBP) Services Software Systems % of Seismic Vessels with Orca Orca Vessel Conversion 48 vessels 2011 Orca-Permanent * Includes 42 permanent installations and 2 rental system installations Other 44* vessels 2010

Systems Segment Q2 2011 Financial Overview $ Millions Revenue by Type Towed Streamer Equipment OBC Other

Financial Overview Balance Sheet as of June 30, 2011 Capital Employed Financing Cash & ST Investments Net Fixed Assets Multi-Client Data Library Goodwill & Equity in INOVA Equity $ Millions $ Millions Other LT Debt Net Debt of $6M* * Net Debt = Total Debt ($100M LT & $5M ST) less Cash & ST Investments $100M $120M $99M Remaining Working Capital [ 12 ]

Financial Overview Liquidity & LT Debt as of June 30, 2011 Liquidity of $199M LT Debt of $100M Cash & ST Investments Undrawn Revolver Term Loan Facility & Equipment Leases 3% Revolver and Term A both mature in March 2015

Financial Overview Cash Flow Six Months Ended June 30, Six Months Ended June 30, SUMMARIZED CASH FLOW 2011 2010 Cash from operations 48,474 21,912 Working capital 12,718 (1,497) Multi-client investment (46,102) (21,226) PP&E Capital Expenditures (7,240) (2,056) Free Cash Flow* 7,850 (2,867) Free cash flow generation of $8 million after $46 million of multi-client investment *Non-GAAP Measure

INOVA Geophysical Q2 2011 Financial Overview Q210 vs Q211 Forecasted Revenues $ Millions Estimated Q2 revenues of $32 to $36 million with operating loss of $7 to $9 million and net loss of $9 to $11 million.* Revenue over 80% ahead of the same period last year. Inventory stable in Q2. Positive operational cash flow of approximately $13 million in Q2 allowing credit line repayment of $9 million. Credit line capacity of $36 million in place to support 2011 growth. * ION to share in 49% of these estimated results

INOVA Geophysical General Market Observations/Operational Highlights Strong vibrator sales (total of 32) in Q2. Continued BGP purchases totaling $14 million for Q2. Firefly upgrade and purchase contract with BGP for delivery Q3. Firefly rental for Marcellus project started early July with ION's ISS group. Effect of situation in Libya, Yemen and other Middle East/North Africa countries negative in the short term; possibly positive in the long term if replacement equipment is needed.

Financial Overview Summary Full-year results are expected to be significantly back-end loaded based on the following assumptions: Record investment in multi-client libraries; Revenue recognition of the BGP twelve-streamer system; and Increased momentum in our data processing business.

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